Exhibit 99.1

CHENIERE ENERGY INC. NEWS RELEASE

CONTACT: DAVID CASTANEDA

VICE PRESIDENT

INVESTOR & MEDIA RELATIONS

TOLL-FREE 888-948-2036

DIRECT 713-265-0202

E-mail: Info@Cheniere.com

Cheniere Energy Reports ConocoPhillips Transaction Finalized With Freeport LNG Development, LP

Houston – July 6, 2004 – Cheniere Energy, Inc. (AMEX: LNG) reported today that ConocoPhillips [NYSE: COP] and Freeport LNG Development, L.P. have finalized their previously announced transaction for the proposed liquefied natural gas (LNG) receiving terminal in Quintana, Brazoria County, Texas. ConocoPhillips has acquired 1 billion cubic feet (Bcf) per day of regasification capacity in the terminal, has obtained a 50 percent interest in the general partner managing the venture and will provide a substantial majority of the construction funding for the Freeport LNG facility. Cheniere Energy, Inc. holds a 30% limited partnership interest in Freeport LNG Development, L.P.

The terminal is designed with storage capacity of nearly 7 BCF and send-out capacity of 1.5 Bcf per day. Natural gas will be transported through a 9.4-mile pipeline to Stratton Ridge, Texas, which is a major point of interconnection with the Texas intrastate gas pipeline system.

Approval for the Freeport LNG facility was received from the Federal Energy Regulatory Commission on June 18, 2004. ConocoPhillips and Freeport said that they expect to receive all of the other necessary federal, state and local approvals in the third quarter of this year. The current management of Freeport LNG will remain in place, and will oversee the commercial activities of the partnership. ConocoPhillips will provide the leadership for the management of construction and operation of the facility. They further stated that construction is scheduled to begin in the fourth quarter, with commercial startup planned for the second half of 2007.

Cheniere Energy, Inc. is a Houston-based developer of LNG Receiving Terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG Receiving Terminals in Sabine Pass, LA, and Corpus Christi, TX. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG Receiving Terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its Web site at www.cheniere.com, by contacting the company’s investor and media relations department toll-free at 888-948-2036 or by writing to: Info@Cheniere.com.

Artist’s renditions of Cheniere Energy Corpus Christi LNG receiving terminal, Sabine Pass LNG receiving terminal and Freeport LNG L.P. LNG receiving terminal are available as JPEG on-line at www.Cheniere.com

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

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